UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2005
Date of Report (Date of earliest event reported)

BALSAM VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-32011	52-2219056
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 200, 20 East Foothill Boulevard
Arcadia, California	91006
(Address of principal executive offices)	(Zip Code)

(626) 574-2911
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K originally filed on April 7, 2005 by Balsam Ventures, Inc. (the “Company”) is being filed to amend the Company’s disclosure regarding the reports of its former auditors, Morgan & Company, on the financial statements of the Company.

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 6, 2005, Balsam Ventures, Inc. (the “Company”) engaged Telford Sadovnick, PLLC as its principal independent accountants. On the same date, the Company advised Morgan & Company, Chartered Accountants, that it was dismissed as the Company’s independent accountant. The Company’s Board of Directors approved the engagement of Telford Sadovnick and the dismissal of Morgan & Company by written resolution.

Morgan & Company’s reports on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of the Company’s ability to continue as a going concern.

There have been no disagreements during the Company’s two most recent fiscal years and the subsequent interim period preceding the dismissal of Morgan & Company between the Company and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Morgan & Company, would have caused them to make reference to the subject matter of the disagreement in connection with their report for the financial statements for those years.

The Company has provided Morgan & Company with a copy of this report and has requested in writing that Morgan & Company provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Morgan & Company and has filed it as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit
Number	Description of Exhibit

16.1	Letter of Morgan & Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALSAM VENTURES, INC.

Date:	April 28, 2005
		By:	/s/ John Boschert

John Boschert
Secretary, Treasurer and Chief Financial Officer